UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2006, Kosan Biosciences Incorporated (the “Company”) and Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. (collectively, “Roche”) entered into a letter agreement relating to their Collaborative Research, Development and Commercialization Agreement dated September 19, 2002, as amended (the “Collaboration Agreement”). In the letter agreement, the Company and Roche have agreed to the division between them of royalties payable to and from Bristol-Myers Squibb Company (“BMS”) in the cancer field under the Cross License Agreement discussed below. The Company and Roche also agreed to replace a particular at risk milestone payment obligation in the Collaboration Agreement with an obligation by Roche to reimburse the Company for the Company’s out of pocket expenses, up to specified dollar amount, associated with the interference proceeding before the United States Patent and Trademark Office involving patent rights covered by the Cross License Agreement following the final resolution of the interference proceeding.

Item 8.01. Other Events.

CROSS LICENSE AGREEMENT

On March 24, 2006, the Company entered into a Cross License Agreement (the “Cross License Agreement”) with BMS. Pursuant to the Cross License Agreement, each of the Company and BMS agreed to grant to the other party a co-exclusive, worldwide license under certain patents and patent applications relating to the compound known as Epothilone D, or KOS-862, including patent rights that are currently the subject of an interference proceeding before the United States Patent and Trademark Office, as previously disclosed. Each of the Company and BMS agreed to pay royalties to the other on sales of Epothilone D or other compounds made using isolated and/or purified Epothilone D (“Licensed Product”). The Company has the right, within two years after the effective date of the Cross License Agreement, to convert its co-exclusive license rights to an exclusive license in the cancer field in exchange for increased royalties on sales of Licensed Product in the cancer field. BMS has the right, within two years after the effective date of the Cross License Agreement, to convert its co-exclusive license rights to an exclusive license in all fields other than cancer and the treatment or prevention of restenosis using a drug coated stent or catheter in exchange for increased royalties on sales of Licensed Product in the exclusive fields. The term of the Cross License Agreement, unless sooner terminated, expires upon the last to expire valid claim within the licensed patent rights. Either party may terminate the Cross License Agreement in the event of an uncured material breach by the other party.

OTHER COMPANY INFORMATION

DIRECTOR COMPENSATION

Each non-employee director receives an annual retainer of $20,000 and a fee of $1,500 for each meeting of the Board of Directors of the Company (the “Board”) attended ($750 for attendance by telephone). Members of the Audit, Compensation and Corporate Governance and Nominating Committees are each paid an annual retainer of $5,000 and a fee of $1,000 for each meeting attended (plus $500 for serving as a committee chairman). Effective July 2005, the members of the Strategic Advisory Committee are each paid a fee of $2,000 for each meeting attended, and the committee chairman is paid an annual retainer of $25,000, but is not paid any fee for meetings attended. In the event that a Board meeting and a Board committee meeting, other than a Strategic Advisory Committee meeting, fall on the same day, committee members receive a fee for attending the Board meeting only. Effective January 2006, the lead independent director receives an annual retainer of $5,000. Peter Davis, Ph.D. is the Company’s lead independent director. Non-employee directors are also eligible for reimbursement of expenses incurred in connection with attending Board and committee meetings. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors for director related services was $258,250.

Non-employee directors are entitled to participate in the Company’s 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan was adopted by the Board in March 2000 and approved by the Company’s stockholders in August 2000, and was effective upon the closing of the Company’s initial public offering. The Directors’ Plan has a term of ten years, unless terminated sooner by the Board. As of March 15, 2006, a total of 500,000 shares of the Company’s common stock have been reserved for issuance under the Directors’ Plan. In May 2002, the Company’s stockholders approved proposed amendments to the Directors’ Plan to increase the number of options that may be granted to each non-employee director and to adjust the date of grant and the term over which shares vest. Under the Directors’ Plan, each non-employee director who becomes a director will be automatically granted on the date on which such person first becomes a director, a non-statutory stock option to purchase 20,000 shares of common stock that vests over four years. Beginning with the 2002 Annual Stockholders Meeting and each year thereafter, each non-employee director will automatically be granted, one day following each year’s annual meeting of stockholders, a non-statutory option to purchase 5,000 shares of common stock that will vest one day before the annual meeting of stockholders subsequent to the date of grant. In addition, the Directors’ Plan provides for automatic and non-discretionary annual option grants to certain non-employee directors who serve on certain committees of the Board as follows: 1,000 shares of common stock for agreeing to serve as a member of the Audit and/or Compensation and/or Corporate Governance and Nominating Committees or 2,000 shares of common stock for agreeing to serve as the Chairman of any such committee. On May 26, 2005, the Company granted an option to purchase 5,000 shares of common stock to each non-employee director. In addition, the Company granted an option to purchase 2,000 shares of common stock to each of Dr. Deleage, Dr. Davis and Dr. Walsh in connection with their service as the Chairman of the Company’s Audit, Compensation and Corporate Governance and Nominating Committee, respectively. For their service as members of the Audit Committee, the Company granted an option to purchase 1,000 shares of common stock to each of Dr. Davis and Dr. Homcy. For their service as members of the Compensation Committee, the Company granted an option to purchase 1,000 shares of common stock to each of Dr. Deleage and Dr. Walsh. For their service as members of the Corporate Governance and Nominating Committee, the Company granted an option to purchase 1,000 shares of common stock to each of Dr. Chabner, Dr. Davis and Dr. Deleage. In 2005, options granted to Drs. Chabner, Davis, Deleage, Homcy, Khosla and Walsh under the Directors’ Plan were granted at an exercise price of $4.55, the fair market value of the common stock subject to the option at the date of grant. As of March 15, 2005, no options had been exercised under the Directors’ Plan.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation that the Company paid during the years ended December 31, 2005, 2004 and 2003 to its former Chief Executive Officer and to its three other most highly compensated executive officers who received salary and bonus compensation of more than $100,000 during 2005 (the “Named Executive Officers”). All option grants were made under the Company’s 1996 Stock Option Plan.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options	All Other Compensaton(1)
		($)	($)				($)
Robert G. Johnson, Ph.D., (2)	2005	350,000	75,000	—		52,500	635
Chief Executive Officer	2004	326,859	75,000	163,223	(3)	70,000	673
	2003	290,000	73,000	120,000	(3)	210,000	9,135

Daniel V. Santi, M.D., Ph.D., (4)	2005	425,000	105,000	—		78,750	1,821
Former Chairman and	2004	400,000	105,000	—		105,000	1,897
Chief Executive Officer	2003	345,000	121,000	—		145,000	1,821

Susan M. Kanaya, (5)	2005	292,000	57,000	—		37,500	276
Former Senior Vice President, Finance,	2004	275,000	56,000	—		50,000	288
Chief Financial Officer and Secretary	2003	250,000	63,000	—		50,000	276

Bruce E. MacMillan, (6)	2005	134,657	—	21,000		—	344
Former Senior Vice President,	2004	130,038	22,000	—		222,500	156
General Counsel and Secretary	2003	—	—	—		—	—

(1)	Includes term life insurance premiums paid by the Company on behalf of the Named Executive Officers.
(2)	Dr. Johnson was named Chief Executive Officer in February 2006. Previously, he served as the Company’s Executive Vice President, Development and Chief Medical Officer. All Other Compensation also includes $8,500 in the form of housing allowances paid in 2003.
(3)	Includes amounts forgiven relating to a promissory note and $58,353 in tax gross-up payments paid by the Company in accordance with the original terms of the loan agreement.
(4)	Dr. Santi resigned as Chairman and Chief Executive Officer of the Company in February 2006.
(5)	Ms. Kanaya resigned as Senior Vice President, Finance, Chief Financial Officer and Secretary effective January 2006.
(6)	Mr. MacMillan joined Kosan in June 2004 and resigned effective July 2005. Other Annual Compensation includes $21,000 in the form of severance.

STOCK OPTION GRANTS AND EXERCISES

The following table sets forth summary information regarding the option grants made during the fiscal year ended December 31, 2005 to each of the Named Executive Officers. The exercise price per share was equal to the fair market value of the Company’s common stock on the date of grant, except that the exercise price per share for options granted to Dr. Santi was equal to 110% of the fair market value of the Company’s common stock on the date of grant. The percentage of total options granted to employees was calculated based on options to purchase an aggregate of 897,000 shares of common stock granted to employees under the Company’s 1996 Stock Option Plan in 2005. The potential realizable value was calculated based on the ten-year term of the options and assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration dates based on the fair value of the common stock on the date of grant. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission (the “Commission”) and do not represent an estimate of the Company’s future stock price. For the Company’s employees and officers, 25% of the option grant generally vests on the one-year anniversary of employment, and the remainder vests in a series of equal monthly installments beginning on the one-year anniversary of employment and continuing over the next three years of service. Subsequent option grants generally vest in a series of equal monthly installments over a four-year period.

	Individual Grants				Potential Realizable Value at Assume Annual Rate of Stock Appreciation for Option Terms
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year 2005 (%)	Exercise Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Robert G. Johnson, Jr., M.D., Ph.D.	52,500	5.9%	$7.21	12/2/2015	$238,052	$603,271
Daniel V. Santi, M.D., Ph.D.	78,750	8.8	7.93	12/2/2015	392,737	995,272
Susan M. Kanaya	37,500	4.2	7.21	12/2/2015	170,037	430,908
Bruce E. MacMillan	—	—	—	—	—	—

OPTION VALUES AT DECEMBER 31, 2005

The following table sets forth the number and value of securities underlying unexercised options that are held by each of the Named Executive Officers as of December 31, 2005. Options granted to purchase shares of the Company’s common stock under the Company’s 1996 Stock Option Plan are exercisable pursuant to the vesting schedule of each specific grant. Amounts shown in the value realized column were calculated based on the difference between the option exercise price and the fair value of the common stock on the date of exercise, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares of common stock acquired on exercise.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised In-the-Money Options at December 31, 2005($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Johnson, Jr., M.D., Ph.D.	—	—	372,499	175,001	—	—
Daniel V. Santi, M.D., Ph.D.	—	—	391,874	256,876	—	—
Susan M. Kanaya	—	—	161,562	120,938	—	—
Bruce E. MacMillan	—	—	55,156	—	—	—

(1)	The value of unexercised in-the-money options is calculated based on the difference between the closing price of the Company’s common stock ($4.44) on December 31, 2005 as reported on The Nasdaq National Market and the exercise price for these shares, multiplied by the number of shares underlying the option.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1996 Stock Option Plan	4,673,097	$7.52	1,171,358
2000 Non-Employee Directors’ Stock Option Plan	229,500	8.62	170,500
2000 Employee Stock Purchase Plan	N/A	N/A	1,673
Equity compensation plans not approved by security holders:
None	—	—	—

Total	4,902,597	$7.57	1,343,531

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board is comprised of three non-employee directors: Drs. Davis, Deleage and Walsh. None of the members of the Compensation Committee is currently, or has ever been at any time since the Company’s formation, an officer or employee of the Company. No executive officer of the Company has served as a member of the Board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest other than compensation arrangements described under the caption “Executive Compensation” and the transactions described above.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS AND EXECUTIVE OFFICER LOANS

The Company requires each of its employees to enter into a confidentiality agreement prohibiting the employee from disclosing any of the Company’s confidential or proprietary information. At the time of commencement of employment, the Company’s employees also generally sign offer letters specifying basic terms and conditions of employment.

In February 2006, the Compensation Committee of the Board approved a Change in Control and Severance Benefit Agreement (the “Change in Control Agreement”) applicable to the Company’s executive officers. The Change in Control Agreement provides for the payment of certain benefits to the Company’s executive officers, if at any time within one month prior to, or 18 months following, a Change in Control (as defined in the Change in Control Agreement), the executive officer’s employment is terminated by means of either a Constructive Termination or an Involuntary Termination Without Cause (as such terms are defined in the Change in Control Agreement). Benefits under the Change in Control Agreement include a lump sum cash payment, acceleration of vesting and exercisability of outstanding options to purchase the Company’s common stock, payment of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 and additional payments to cover certain taxes.

In September 2000, the Company entered into an employment agreement with Robert G. Johnson, Jr., M.D., Ph.D. Pursuant to the terms of the agreement, in the event of involuntary termination of Dr. Johnson’s employment, other than for Cause (as defined in the agreement), Dr. Johnson is entitled to receive separation pay in the form of a continuation of his base salary for a period of six months following the effective date of termination. The Company’s obligation to continue to pay Dr. Johnson’s base salary ceases in the event Dr. Johnson commences full-time employment with another business entity.

In June 2005, the Company entered into a letter agreement with Bruce E. MacMillan, the Company’s former Senior Vice President, General Counsel and Secretary, with respect to Mr. MacMillan’s resignation from employment with the Company effective July 1, 2005. The letter agreement provided, among other provisions, for severance payments to Mr. MacMillan in the form of continuation of his base salary for up to one month, a consulting period of up to six months and the continued vesting during the consulting period of an option to purchase 22,500 shares of the Company’s common stock previously granted to Mr. MacMillan.

In March 2006, the Company entered into a Separation and Consulting Agreement with Daniel V. Santi, M.D., Ph.D., which was effective as of February 13, 2006, in connection with his resignations as the Chief Executive Officer, Chairman of the Board, and a member of the Board (the “Santi Agreement”). The Santi Agreement provides for a cash severance payment of approximately $690,600 to Dr. Santi, as well as payment by the Company of Dr. Santi’s health insurance premiums to continue Dr. Santi’s group health care coverage pursuant to federal COBRA law, until the earlier of August 31, 2007 or the date on which Dr. Santi becomes eligible for health insurance coverage from another employer.

Under the terms of the Santi Agreement, the Company also engaged Dr. Santi as a consultant to the Company to provide consulting services to the Company of at least eight hours per month, beginning February 14, 2006, when and if requested by the Company. Under the terms of the Santi Agreement, Dr. Santi will be compensated for his consulting services at a rate of $325 per hour, and any stock options held by Dr. Santi will continue to vest so long as he continues to provide consulting services to the Company. Dr. Santi will be prohibited from engaging in specified competing activities during the consulting relationship. Dr. Santi’s consulting relationship with the Company will terminate on the earliest of certain events, including but not limited to: (i) the date on which the consulting relationship is terminated by the Company due to any material breach by Dr. Santi of the Santi Agreement or other specified obligations to the Company; (ii) the date on which the Company terminates the consulting relationship at its discretion, which may not occur prior to February 13, 2008; (iii) the date on which Dr. Santi terminates the consulting relationship at his discretion; or (iv) the date on which Dr. Santi and the Company mutually agree to terminate the consulting relationship.

In addition, the Santi Agreement provides that, for the longer of either (a) February 13, 2007, or (b) the date upon which Dr. Santi’s total beneficial ownership of the Company’s common stock constitutes less than 10% of the outstanding common stock of the Company, Dr. Santi will be subject to lock-up restrictions with respect to the sale, transfer, assignment or other disposal of the Company’s common stock that he owns to the same extent as the directors and officers of the Company in connection with any public or other offering of the Company’s common stock, provided that, such lock-up restrictions shall not exceed 90 days duration and Dr. Santi’s shares shall be subject to no more than one lock-up in any period of 180 consecutive days, and provided, further, that, no lock-up restrictions shall apply to any sale of common stock pursuant to a plan adopted under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is in effect prior to the date that lock-up restrictions are requested. In addition, the Santi Agreement provides that Dr. Santi will not sell or otherwise transfer any shares of the Company’s common stock prior to April 14, 2006, including any sales or transfers under a Rule 10b5-1 plan. Moreover, the Santi Agreement provides that for the longer of either (a) February 13, 2007, or (b) the date upon which Dr. Santi’s total beneficial ownership of the Company’s common stock constitutes less than 10% of the outstanding common stock of the Company, Dr. Santi will provide the Company with at least 5 business days advance notice of any sale or other transfer of more than 10,000 shares of the Company’s common stock and, if requested by the Company, Dr. Santi will consult with the Company in connection with the disposition of such shares.

In addition to the above provisions, the Santi Agreement contains a general release of all known and unknown claims by Dr. Santi in favor of the Company, its employees, successors and assigns, and other specified persons, and the Santi Agreement contains a general release of all known and unknown claims by the Company in favor of Dr. Santi, his successors and assigns, and other specified persons, with the exception of claims concerning certain subject areas specified in the Santi Agreement.

CONSULTING AGREEMENTS

In December 1998, the Company entered into an amended and restated consulting agreement with its co-founder and director, Chaitan S. Khosla, Ph.D. Under the terms of this agreement, Dr. Khosla was entitled to receive consulting fees of not less than $100,000 per year and was granted an option to purchase 195,000 shares of the Company’s common stock at an exercise price of $0.37 per share, which vested over a four-year period. Total consulting fees paid to Dr. Khosla totaled $140,000 in 2005, $140,000 in 2004, $140,000 in 2003 and $138,883 in 2002. Dr. Khosla’s consulting agreement expired on March 1, 2006.

In January 2006, the Company entered into a consulting agreement with Susan M. Kanaya, its former Senior Vice President, Finance and Chief Financial Officer. Pursuant to the consulting agreement, Ms. Kanaya agreed to provide the Company with general consulting services, as requested from time to time by the Company, at an hourly rate of $250 per hour. In addition, Ms. Kanaya will have the right to exercise any Company stock options that were vested as of January 1, 2006 until 30 days after termination of the consulting agreement. The vesting of all Company stock options ceased as of January 1, 2006, and Ms. Kanaya’s option on all unvested shares terminated as of such date. The term of the consulting agreement is one year, but the agreement may be sooner terminated by either party at any time upon 30 days written notice to the other party, or in the event of an uncured breach by the other party.

INDEMNIFICATION AGREEMENTS

The Company entered into indemnification agreements with Drs. Chabner, Davis, Deleage, Homcy, Johnson, Khosla, Santi and Walsh, Mr. MacMillan and Ms. Kanaya. The Company intends to enter into indemnification agreements with all of its directors and officers for the indemnification of those persons to the full extent permitted by law. The Company also intends to execute these agreements with its future directors and officers.

STOCK OPTIONS

Stock option grants to the Company’s executive officers and directors are described above under the captions “Director Compensation,” “Executive Compensation” and “Stock Option Grants and Exercises.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 15, 2006 by: (i) each director and nominee for director of the Company; (ii) each of the executive officers of the Company named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by the Company to beneficially own more than 5% of the Company’s common stock.

Percentage of ownership is based on 29,372,144 shares of common stock outstanding as of March 15, 2006. Beneficial ownership is calculated based on Commission requirements. All shares of common stock subject to options currently exercisable or exercisable within 60 days after March 15, 2006 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Kosan Biosciences Incorporated, 3832 Bay Center Place, Hayward, California 94545.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total Outstanding Shares Beneficially Owned
Daniel V. Santi, M.D., Ph.D. (1)	4,172,452	14.0%
Samuel D. Isaly (2)	2,592,000	8.8%
OrbiMed Advisors LLC
OrbiMed Capital LLC
767 Third Avenue, 30th Floor
New York, NY 10017
Federated Investors, Inc. (3)	1,891,500	6.4%
Federated Investors Tower
Pittsburgh, PA 15222
Wellington Management Company, LLP (4)	1,818,600	6.2%
75 State Street
Boston, MA 02109
T. Rowe Price Associates, Inc. (5)	1,642,400	5.6%
100 E. Pratt Street
Baltimore, MD 21202
Chaitan S. Khosla, Ph.D. (6)	1,630,677	5.5%
Bruce A. Chabner, M.D. (7)	24,500	*
Peter Davis, Ph.D. (8)	60,833	*
Jean Deleage, Ph.D. (9)	1,390,816	4.7%
Charles J. Homcy, M.D. (10)	21,000	*
Christopher T. Walsh, Ph.D. (11)	134,750	*
Robert G. Johnson, Jr., M.D., Ph.D. (12)	475,172	1.6%
Susan M. Kanaya (13)	263,746	*
Bruce E. MacMillan	—	*
All current directors and executive officers as a group (11 persons) (14)	3,894,894	12.9%

*	Less than one percent (1%)

(1)	Includes 3,673,142 shares held by Daniel V. Santi, Trustee of the Santi Revocable Trust, of which Dr. Santi has sole voting and investment power. Also includes 62,500 shares held by Daniel V. and Soledad D. Santi, Trustees of the Santi Family Revocable Trust, of which Dr. Santi shares voting and investment power and 4,000 shares held by Soledad D. Santi, Dr. Santi’s spouse. Also includes 432,810 shares that Dr. Santi has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(2)	Based solely upon an amendment to Schedule 13G filed jointly on February 10, 2006 by OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly. According to the filing, OrbiMed Advisors LLC has shared voting and investment power over 1,430,700 shares, OrbiMed Capital LLC has shared voting and investment power over 1,161,300 shares and Samuel D. Isaly has shared voting and investment power over 2,592,000 shares.
(3)	Based solely upon the Schedule 13G filed jointly on February 14, 2006 by Federated Investors, Inc., the Voting Shares Irrevocable Trust, John F. Donahue, individually and as trustee of the Voting Shares Irrevocable Trust, Rhodora J. Donahue, individually and as trustee of the Voting Shares Irrevocable Trust, and J. Christopher Donahue, individually and as trustee of the Voting Shares Irrevocable Trust. According to the filing, each of Federated Investors, Inc. and the Voting Shares Irrevocable Trust have sole voting and investment power over the shares, and the trustees of the Voting Shares Irrevocable Trust have shared voting and investment power over the shares. Federated Investors, Inc., the Voting Shares Irrevocable Trust and each of the trustees of the Voting Shares Irrevocable Trust disclaim beneficial ownership of the shares.
(4)	Based solely upon a Schedule 13G or amendment to Schedule 13G filed by the stockholder on February 14, 2006. According to the filing, Wellington Management Company, LLP has shared voting power over 1,422,200 shares and shared investment power over 1,818,600 shares.
(5)	Based solely upon a Schedule 13G or amendment to Schedule 13G filed by the stockholder on February 14, 2006. According to the filing, T. Rowe Price Associates, Inc. has sole voting power over 313,900 shares and sole investment power over 1,642,400 shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares.
(6)	Includes 1,466,933 shares held by Chaitan S. Khosla and Susanne E. Ebert-Khosla, Trustees of the Chaitan S. Khosla and Susanne E. Ebert-Khosla 1998 Inter Vivos Trust, of which Dr. Khosla shares voting and investment power. Also includes 111,250 shares that Dr. Khosla has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(7)	Includes 24,500 shares that Dr. Chabner has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(8)	Includes 56,833 shares that Dr. Davis has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(9)	Includes 1,238,422 shares held by Alta BioPharma Partners II, L.P. and 56,176 shares held by Alta Embarcadero BioPharma Partners II, LLC. Dr. Deleage is a managing director of Alta BioPharma Management Partners II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.) and a manager of Alta Embarcadero BioPharma Partners II, LLC. Thus, Dr. Deleage may be deemed to share voting and investment power for the shares held by the foregoing funds. Dr. Deleage disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests therein. Also includes 37,250 shares that Dr. Deleage has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(10)	Includes 21,000 shares that Dr. Homcy has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(11)	Includes 74,750 shares that Dr. Walsh has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(12)	Includes 409,684 shares that Dr. Johnson has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006 and 1,000 shares held by Margaret Liu, Dr. Johnson’s spouse.
(13)	Includes 164,893 shares that Ms. Kanaya has the right to acquire pursuant to options exercisable within 60 days after March 15, 2006.
(14)	Includes shares pursuant to notes (6) through (12) above. Total number of shares includes 892,413 shares issuable upon the exercise of options within 60 days of March 15, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of such reports furnished to the Company and written representations from the Company’s executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements were complied with during the Company’s fiscal year ended December 31, 2005.

CODE OF ETHICS

In 2002, the Company adopted a code of ethics that applies to all of the Company’s employees, officers and directors, and in February 2004, the Company amended and restated its code of ethics. The text of the code of ethics is available on the Company’s website at www.kosan.com with other related “Investor Relations” materials. Stockholders may request a free copy of the code of ethics by submitting a written request to Kosan Biosciences Incorporated, Attention: Investor Relations, 3832 Bay Center Place, Hayward, California 94545. In addition, the Company intends to promptly disclose on its website (1) the nature of any amendment to the code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of its code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver.

AUDIT COMMITTEE

The Audit Committee was established by the Board in accordance with Section 10A(m) of the Exchange Act, and oversees the Company’s corporate accounting and financial reporting process and audits of the Company’s financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee. Drs. Davis, Deleage and Homcy were the members of the Audit Committee in 2005. The Audit Committee met five times during the fiscal year 2005. The Board has adopted a written charter for the Audit Committee that was filed as an appendix to the Company’s 2004 proxy statement.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all current members of the Company’s Audit Committee are independent as independence is currently defined in Rule 4350(d)(2)(A)(i) of the Nasdaq listing standards and Section 10A(3) of the Exchange Act. The Board has determined that Drs. Davis and Deleage qualify as “audit committee financial experts,” as defined in applicable rules of the Commission. In making such determination, the Board made a qualitative assessment of the knowledge and experience of Drs. Davis and Deleage based on a number of factors, including their formal education and their past business experience. The description of the formal education and past business experience of Drs. Davis and Deleage is set forth in the Company’s Annual Report on Form 10-K in Item 1 under the heading “Directors and Executive and Other Officers of the Registrant,” as filed with the Commission on March 16, 2006.

INDEPENDENT AUDITORS’ FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2005 and December 31, 2004, by Ernst & Young, the Company’s principal accountant.

	Fiscal Year Ended
	2005	2004
Audit Fees	$390,281	$280,206
Audit-related Fees	—	—
Tax Fees	19,000	15,500
All Other Fees	—	—

Total Fees	$409,281	$295,706

Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q and compliance with the Sarbanes-Oxley Act of 2002. Audit fees in 2005 also included fees associated with the Company’s August 2005 terminated offering. Audit fees in 2004 also included fees associated with the review of filings by the Company of a Form S-3 and a Form S-8. Tax fees included tax compliance services.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: March 27, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn,
Senior Vice President, Legal and Corporate Development, General Counsel and Secretary